Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

February 17, 2015

TherapeuticsMD, Inc.

6800 Broken Sound Parkway NW

Third Floor

Boca Raton, FL 33487

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special legal counsel to TherapeuticsMD, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of up to 15,617,282 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), pursuant to (i) the Registration Statement on Form S-3 (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 19, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on January 29, 2015, and (ii) the Company’s prospectus supplement relating to the Shares, as transmitted by the Company to the Commission on February 12, 2015 pursuant to Rule 424(b)(2) under the Securities Act (together, the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Shelf Registration Statement and the Prospectus.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following:

A.	The Amended and Restated Articles of Incorporation of the Company, as amended and restated to date (the “Charter”);

B.	The Bylaws of the Company, as amended to date;

C.	The Shelf Registration Statement;

D.	The Prospectus;

E.	The Underwriting Agreement, dated February 10, 2015 (the “Underwriting Agreement”), by and between Cowen and Company, LLC, as the representative of the underwriters named therein, and the Company;

G.	The resolutions of the board of directors of the Company relating to the filing of the Shelf Registration Statement and the Prospectus and transactions in connection therewith and authorizing the issuance and sale of the Shares; and

H.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

TherapeuticsMD, Inc.

February 17, 2015

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company against payment therefor in the manner and under the terms described in the Shelf Registration Statement, the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal securities laws of the United States of America and the substantive laws of the state of Nevada, including interpretations of such laws and reported judicial decisions relating thereto. Further, our opinion is based solely upon existing laws, rules and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Shelf Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Shelf Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP